Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-147028) of Validus Holdings, Ltd. of our report dated March 6, 2008 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hamilton, Bermuda
March 6, 2008